RAND LOGISTICS, INC.
                        RESTRICTED SHARE AWARD AGREEMENT

                                    * * * * *

Participant: Edward Levy

Grant Date: January 17, 2007

Number of
Restricted Shares granted: 85,000

                                    * * * * *

            THIS AWARD AGREEMENT (this "Agreement"), dated as of the Grant Date specified above, is entered into by and between Rand Logistics, Inc., a Delaware corporation (the "Company"), and the Participant specified above;

            WHEREAS, it has been determined that it would be in the best interests of the Company to grant the Restricted Shares provided herein to the Participant; and

            NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

      1. Grant of Restricted Share Award. The Company hereby grants to the Participant, as of the Grant Date specified above, an award of the number of shares of the Company's Common Stock specified above, subject to the terms and conditions contained in this Agreement (the "Restricted Shares"). The Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant's stockholder interest in the Company for any reason.

      2. Vesting. The Restricted Shares subject to this grant shall become unrestricted and vested as follows:

      o 44% on the Grant Date (the "Withheld Shares");

      o 50% on March 31, 2007 (including any amount previously vested), provided the Participant is then employed by the Company and/or one of its Subsidiaries;

      o 75% on March 31, 2008 (including any amount previously vested), provided the Participant is then employed by the Company and/or one of its Subsidiaries; and

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      o 100% on March 31, 2009, provided the Participant is then employed by the
Company and/or one of its Subsidiaries.

      2.2 If the Participant's employment with the Company and/or its subsidiaries terminates as a result of (i) the Company terminating the Participant's employment for Cause (as defined below) or (ii) the Participant terminating his employment without Good Reason (as defined below), in each case, prior to the vesting of all or any portion of the Restricted Shares awarded under this Agreement, then such Restricted Shares shall immediately be cancelled and the Participant shall forfeit any rights or interests in and with respect to any such Restricted Shares. The Company may, in its sole discretion, determine, prior to or within ninety (90) days after the date of any such termination, that all or a portion of any the Participant's unvested Restricted Shares shall not be so cancelled and forfeited.

      2.3 If the Participant's employment with the Company and/or its subsidiaries terminates for any reason other than by the Company for Cause or by the Participant without Good Reason (i.e., death, permanent disability, by the Company without Cause, by Participant for Good Reason), then the Participant shall become 100% vested in the Restricted Shares awarded under this Agreement as of the date of any such termination.

      2.4 In the event of a Change of Control (as defined below), all restrictions, terms and conditions applicable to the Restricted Shares shall be deemed lapsed and satisfied as of the date of the Change of Control.

      2.5 For purposes of this Agreement:

      (a)   "Cause" shall mean

            (i) the Participant's conviction of a criminal offence involving fraud, larceny, misappropriation of funds, embezzlement or dishonesty;

            (ii) receipt by or on behalf of Participant or any member of Participant's immediate family of any personal profit arising out of or in connection with a transaction to which the Company or any affiliate of the Company is party without making full prior disclosure to the Company or such affiliate;

            (iii) any misfeasance, nonfeasance or malfeasance by Participant which causes material harm to the Company or an affiliate;

            (iv) the Participant's failure to follow and carry out the lawful instructions of his superior;

            (v) the Participant having been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) or alcohol during the performance of his duties (it being understood that Participant may attend industry functions at which alcohol will be consumed), or


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

                  while otherwise under the influence of drugs or alcohol the Participant having engaged in inappropriate conduct; or

            (vi) the Participant having engaged in behavior that would constitute grounds for liability for sexual harassment or discrimination.

      (b) "Change of Control" shall mean (A) the consummation of a merger, reorganization, consolidation or other transaction involving the Company, or sale of voting stock by the shareholders of the Company, in each case following which the holders of voting stock of the Company immediately prior to the consummation of such transaction do not hold at least 50.1% of the voting stock of the surviving entity, (B) the sale of all or substantially all the assets of the Company, or (C) a series of related transactions which has the effects referred to in clause (A) or (B) of this sentence.

      (c) "Good Reason" shall mean the material diminution of the Participant's titles, duties and authorities or the Company assigning to the Participant duties or responsibilities inconsistent with or inappropriate for his position with the Company, in each case, without the Participant's written consent and after notice to the Company of, and reasonable opportunity for the Company to cure, such alleged Good Reason;

      3. Delivery of Restricted Shares. There shall be issued a stock certificate (or certificates) in respect of the Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, and shall bear, among other required legends, the following legend:

"THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, FORFEITURE EVENTS) CONTAINED IN THE AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND RAND LOGISTICS, INC. A COPY OF SUCH AWARD AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF RAND LOGISTICS, INC., 461 FIFTH AVENUE, 25TH FLOOR, NEW YORK, NEW YORK 10017. RAND LOGISTICS, INC. WILL FURNISH TO THE RECORDHOLDER OF THE CERTIFICATE, WITHOUT CHARGE AND UPON WRITTEN REQUEST AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH AWARD AGREEMENT. RAND LOGISTICS, INC. RESERVES THE RIGHT TO REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE UNTIL ALL SUCH RESTRICTIONS ARE SATISFIED, ALL SUCH TERMS ARE COMPLIED WITH AND ALL SUCH CONDITIONS ARE SATISFIED."

Such stock certificate evidencing such shares shall, in the sole discretion of the Company, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied. After the lapse of the restrictions above in respect of the Restricted Shares, a new certificate, without the legend set forth above, shall be delivered to the Participant for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions.


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

      4. Non-transferability. Prior to the vesting of the Restricted Shares, no voluntary or involuntary sale, transfer, pledge, encumbrance or other disposition or hypothecation of Restricted Shares after issuance thereof to the Participant (or of any shares subsequently issued in respect of such shares, whether as a stock dividend or otherwise), shall or may, be made or suffered by the Participant or such Participant's estate, designated beneficiary or other legal representative. Following the vesting of the Restricted Shares, the shares may be transferred, sold, pledged, hypothecated or encumbered in accordance with all applicable federal and state securities laws and the rules and regulations thereunder.

      5. Notices. Any notice which may be required or permitted under this Agreement shall be in writing and shall be delivered in person, or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

            5.1 If such notice is to the Company, to the attention of the Secretary of Rand Logistics, Inc., 461 Fifth Avenue, 25th Floor, New York, New York, 10017, or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

            5.2 If such notice is to the Participant, at his or her address as shown on the Company's records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

      6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

      7. Compliance with Laws. The issuance of the Restricted Shares or Common Stock pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue any of the Restricted Shares or Common Stock pursuant to this Agreement if such issuance would violate any such requirements.

      8. Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may only be modified or amended by a writing signed by both the Company and the Participant.

      9. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its


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

successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.

      10. Tax Withholding. The Participant has informed the Company that he intends to make an 83(b) election with respect to the Restricted Shares. The Participant and the Company hereby agree that the Company shall withhold the Withheld Shares to satisfy its tax withholding requirements.

      11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

      12. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

      13. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereunder.

      14. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.


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

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his hand, all as of the Grant Date specified above.

                                            RAND LOGISTICS, INC.


                                            By: /s/ Joseph W. McHugh, Jr.
                                                --------------------------------
                                            Name:  Joseph W. McHugh, Jr.
                                            Title: Chief Financial Officer


                                            /s/ EDWARD LEVY
                                            ------------------------------------
                                            EDWARD LEVY


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